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                                                                   Exhibit 3-223
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                     MILLVILLE MERIDIAN LIMITED PARTNERSHIP

                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      AND
                       CERTIFICATE OF LIMITED PARTNERSHIP

   THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP is entered into effective as of the 1st day of January, 1988, by and among the undersigned persons designated as General Partners and Limited Partners, respectively.

                                  WITNESSETH:

   WHEREAS, Meridian Nursing Centers, Inc., Michael J. Batza. Jr., Edward A. Burchell, Earl L. Linehan, Roger C. Lipitz and Arnold I. Richman (the "Original Partners") joined together to form a limited partnership known as Millville Meridian Limited Partnership, a Maryland limited partnership (the "Partnership"), the certificate and agreement of which were recorded with the Maryland State Department of Assessments and Taxation on September 13, 1984 at Liber F2669, folio. 2738; and

   WHEREAS, the certificate and agreement of the Partnership were amended pursuant to a First Amendment to Limited Partnership Agreement and Certificate of Limited Partnership recorded with the Maryland State Department of Assessments and Taxation on January 30, 1986 at Liber F2785, folio 2593; and

   WHEREAS, pursuant to a Second Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership recorded with the Maryland State Department of Assessments and Taxation on March 27, 1987, at Liber
P2904, folio 0799, certain trustees were admitted as holders of Class B Limited Partnership Interests; and

   WHERE pursuant to a First Amendment to the Second Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership effective as of November 13, 1987 and recorded with the Maryland State Department of Assessments and Taxation on December 2l, 1987, Meridian Nursing Centers, Inc. was admitted to the Partnership as a Class A Limited Partner, and

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   WHEREAS, pursuant to a Second Amendment to the Second Amended and Restated
Limited Partnership Agreement effective as of November 13, 1987, and recorded with the Maryland State Department of Assessments and Taxation on December 21, 1987, Meridian Nursing Centers,Inc. withdrew from the Partnership as a Class A Limited Partner and MNC Associates '87 Limited Partnership (hereinafter referred to as "MNC Associates '87") was admitted as a holder of a Class A Limited Partnership Interest and certain tax allocations were modified; and

   WHEREAS, the intention and agreement among the parties was that net income for 1987 as provided in Article VI, Sections 6.l(b)(1) and 61(b)(2) of the Partnership Agreement be specially allocated to MNC Associates `87; and

   WHEREAS, by execution of this Third Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership the undersigned parties desire to amend the Partnership Agreement to reflect the understanding of the parties; and

   WHEREAS, Stanard T. Klinefelter, in his capacity as trustee of the various trusts listed on Schedule I hereto, warrants and represents that he has all necessary power and authority to bind the said trusts without necessity of signature by the other co-trustees named herein.

   NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the pasties hereto agree to continue the Partnership upon the following terms and conditions:


                                   ARTICLE I

                        Name and Purpose of Partnership

   Section 1.1 Continuation

   The undersigned continue the Partnership as a limited partnership under the Maryland Revised Uniform Limited Partnership Act, Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland.

   Section 1.2 Name and Office

   The Partnership name shall be, and its business shall be conducted under the name and style of, MILLVILLE MERIDIAN LIMITED PARTNERSHIP (the "Partnership"). The principal office of the Partnership shall be 21 West Road,

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Towson, Maryland 21204. The General Partner may at any time change the location of such principal office and shall give due notice of any such change to the Limited Partners.

   Section 1.3 Purpose

   The primary purpose of the Partnership shall be the ownership and the operation of a nursing center in Broward County, Florida (the "Project"), and the conduct of any business or activity which the General Partner determines to be necessary, incidental, desirable or convenient to carry out the Partnership's business purposes.

   Section 1.4 HUD Authorization

   In addition to the purposes of the Partnership as set forth herein, the Partnership shall be specifically empowered and authorized to (i) apply for and obtain from the Department of Housing and Urban Development (hereinafter referred to as "HUD") contracts of mortgage insurance, interest subsidies, and rent supplement payments pursuant to the National Housing Act, as amended,
Section 8 of the U.S. Housing Act of 1937, and (ii) enter into, with HUD, a Regulatory Agreement governing the operation and maintenance of the Project, as set forth below. The Partnership, through its General Partner, shall have the right to apply for and obtain from the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner, a contract or contracts of mortgage insurance pursuant to the provisions of
Section 232 or any other Section of the National Housing Act, as amended, covering bonds, notes, and other evidences of indebtedness issued by the Partnership and any indenture of mortgage or deed of trust securing the same. The Partnership is authorized to execute a note or notes. and a mortgage or mortgages (the term "mortgage" being hereby defined as to include "deed of trust") in order to secure a loan or loans to be insured by the Secretary of Housing and Urban Development and to execute one or more Regulatory Agreements and other documents required by the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner, in connection with such loan or loans. Any incoming partner shall, as a condition of receiving an interest in the Partnership, agree to be bound by the Regulatory Agreement and other documents required in connection with the loan insured under the National Housing Act, as amended, to the same extent and on the same terms as the other Partners of the same class. Upon any dissolution of the Partnership, no title or right to possesion and control of the rental housing or nursing home project or projects, and no right to collect the rents therefrom shall pass to any person who is not bound by the Regulatory

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   Agreement in a manner satisfactory to the Secretary of Housing and Urban
Development while any mortgage on partnership property is insured under the National Housing Act, as amended. The General Partner is authorized and empowered, on behalf of the Partnership, to negotiate, obtain and comply with such amendments of the contract of mortgage insurance, mortgage, note, Regulatory Agreement, plans and specifications, and related documents as may be acceptable to the Federal Housing Administration. The aforesaid Regulatory Agreement shall be binding upon the Partnership, its successors and assigns, so long as a mortgage on the property of the Partnership, which is insured or held by HUD, is outstanding. The Partnership shall comply in every respect with the Regulatory Agreement and all applicable Federal, State and local statutes and regulations including without limitation the HUD regulations applicable to a partnership mortgagor. Any requirements imposed on the partnership mortgagor under the National Housing Act and Regulatory Agreement, if inconsistent, with any provision on this Limited Partnership Agreement, shall be controlling and shall govern the rights and obligations of the parties hereto. It is further agreed that the General Partner shall be fully authorized to sign or act in any other appropriate manner, without limitation, including agreements, certificates, resolutions, etc., related in any way to the closing for any FHA financing of the Project. By the execution of this Limited Partnership Agreement, each Partner agrees to be bound by any Regulatory Agreements and other documents required in connection with the mortgage loans insured under the National Housing Act, as amended.

   Section 1.5 Applications, Permits and Approvals

   The Partnership is hereby authorized to make application for certificates of need, licenses, zoning and subdivision approvals, building permits and any other permits or approvals required under federal, state or local laws applicable to the Project to authorize the acquisition, construction and operation; of the Project. Any and all acts taken on behalf of the Partnership in furtherance of obtaining such approvals are hereby ratified, confirmed and approved.

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                                   ARTICLE II

                               Partners' Capital

   Section 2.1 General Partner

   The General Partner shall contribute to the Partnership as its capital contribution the amount set forth on Schedule I.

   Section 2.2 Limited Partners

   The Limited Partners shall each contribute to the Partnership as their capital contributions the amounts set forth on Schedule I.

   Section 2.3 Partnership Capital

   The capital of the Partnership shall be the amounts contributed by the General Partner and Limited Partners.

   Section 2.4 Interest on Capital

   No interest shall be paid on any capital contribution to the Partnership.

   Section 2.5 Withdrawal of Capital

   No Limited Partner shall have the right to withdraw his capital contributed to the Partnership until the Partnership is dissolved and terminated or until the Limited Partners shall withdraw from the Partnership and no longer be a Limited Partner as provided herein. No Limited Partner shall have any right to receive any funds or property of the Partnership except as may be specifically provided in this Agreement.

   Section 2.6 Loan by Partners

   If any Partner shall loan any monies to the Partnership, the amount of any such loan shall not be an increase in his share of the distributions of the Partnership; but the amount of any such loan shall be an obligation of the Partnership to such Partner, and shall be repaid with interest and on such terms as the General Partner shall determine.

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   Section 2.7 Liability of Limited Partners

   No Limited Partner shall be personally liable for any liabilities, contracts, or obligations of the Partnership. A Limited Partner's liability is limited to the amount of capital contributions made or required to be made by any such Limited Partner pursuant to this Agreement. After his capital contributions have been made no Limited Partner shall be required to make any further capital contributions or lend any funds to the Partnership except as otherwise required by Section 6.5B hereof or by the Revised Uniform Limited Partnership Act of the State of Maryland. The General Partner shall not have any personal liability for the repayment of the capital contribution of any Limited Partner

   Section 2.8 Extraordinary Contributions

   If the Partnership has at any time a liability arising out of a tort or a liability which is not customarily incurred by the Partnership in the ordinary course of the Partnership's business and which cannot be satisfied from Net Cash Flow or net proceeds from a Capital Transaction, such liability shall be solely the liability of the General Partner to the extent the assets of the Partnership are, insufficient to pay such liability. In such cases, the General Partner shall make an Extraordinary Contribution to the Partnership, as soon as practicable, in an amount sufficient to satisfy such liability. Notwithstanding the provisions of Article VI, all losses of the Partnership which are funded by Extraordinary Contributions shall be allocated to the General Partners.

                                   ARTICLE III

                  Rights, Powers and Duties of General Partner

   Section 3.1 Authorized Acts

   Subject to the provisions of this Agreement, the General Partner for, in the name and on behalf of the Partnership is hereby authorized:

   (i) To acquire by purchase, lease or otherwise any interest in real or personal property or in any other partnership, corporation or other business entity which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

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   (ii) To construct, rehabilitate, demolish, rebuild, repair, operate, maintain, finance and improve, and to own, sell convey, assign, mortgage or lease any or all of the real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the partnership.

   (iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien any assets of the Partnership.

   (iv) To prepay in whole or in part, refinance, recast, increase, modify or extend any mortgages affecting the assets of the Partnership and in connection therewith to execute any extensions, renewals or modifications of any such mortgages on the assets of the Partnership.

   (v) To employ a management company, including a company owned wholly or partially by any one or more affiliated persons, or who is a General Partner or an affiliate of a General Partner, to manage the assets of the Partnership and to pay reasonable compensation for such services, provided the General Partners (if more than one) shall act unanimously in connection therewith.

   (vi) To execute any note, mortgage and/or loan agreement in order to secure a loan to the Partnership.

   (vii) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State of Maryland.

   Section 3.2 Management of Partnership Business

   The business and affairs of the Partnership shall be managed by the General Partner who shall devote such of its time and services as the General Partner in its absolute discretion deems necessary. To the extent permitted by the applicable law of the State of Maryland, the General Partner shall possess and enjoy all the rights and powers of partners in a partnership without limited partners. Each of the Partners hereby agrees that any Partner may engage in and/or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and development of real

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property. The General Partner shall be reimbursed by the Partnership for all expenses incurred by it in connection with the business of the Partnership.

   Section 3.3 Business Control

   No Limited Partner shall participate in or have any control over the Partnership business. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by this Agreement and to the employment, when and if in the discretion of the General Partner the same is deemed necessary or advisable, of such brokers, agents or attorneys as the General Partner, may determine (notwithstanding that any parties to this Agreement may have an interest in, or be one of, such brokers, agents or attorneys). No Limited Partner shall have any authority or right to act for or bind the Partnership.

   Section 3.4 Transfer or Withdrawal by General Partner

   (a) A General Partner may not withdraw from the Partnership or sell, transfer or assign his interest as General Partner without the prior consent of a majority in interest of the Limited Partners and then only upon compliance with the provisions in Section 3.4(c).

   (b) In the event that a General Partner withdraws from the Partnership or sells, transfers or assigns his entire interest pursuant to Section 3.4(a), he shall be and shall remain liable for all obligations and liabilities incurred by him as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time. of such withdrawal, sale, transfer or assignment shall have become effective.

   (c) A General Partner may withdraw from the Partnership pursuant to Section 3.4(a) only upon meeting the following further requirements:

      (i) the accountants for the Partnership shall deliver to the Partnership their opinion that any substitute General Partner(s) has (have) sufficient net worth and meet(s) all other published requirements of the Internal Revenue Service necessary to assure that the Partnership will continue to be classified as a partnership for federal income tax'purposes;

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      (ii) counsel for the Partnership shall have rendered an opinion that the withdrawal of the General Partner is in conformity with the Revised Uniform Limited Partnership Act of the State of Maryland and that none of the actions taken in connection with such withdrawal. will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a partnership for federal income tax purposes; and

      (iii) admission of a substitute General Partner who satisfies the requirements of Section 3.5.

   (d) The General Partner may at any time designate additional persons to be General Partners, whose interest in the Partnership shall be such as agreed upon by the General Partner and such Additional General Partner, provided that the interest of the Limited Partners shall not be affected thereby. Such additional Persons shall become successor or Additional General Partners only upon meeting the conditions provided in Section 3.5.

   Section 3.5 Admission of a Successor or Additional General Partner

   A person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

   (a) The admission of such persons shall have been consented to by the General Partner and by such number of Limited Partners as are then required under the Revised Uniform Limited Partnership Act of the State of Maryland to consent to ratify admission of a General Partner, but in any event, such admission shall have been consented to by not less than a majority in interest of the Limited Partners (including both Class A and Class B Limited Partners);

   (b) The successor and additional person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement, by executing such documents or instruments that may be required or appropriate to effect the admission of such person as a General Partner and such documents shall have been filed for recordation and all other actions required in connection with such admission shall have been performed;

   (c) If a successor or additional person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

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   (d) Counsel for the partnership shall render an opinion that the admission of the successor or additional Person is in conformity with the Revised Uniform Limited Partnership Act of the State of Maryland and that none of the actions taken in connection with the admission of the successor Person will cause the termination or dissolution of the Partnership, or will impair the limited liability of the Limited Partners, or will cause it to be classified other than as a partnership for federal income tax purposes under the rules and regulations of the Internal Revenue Service promulgated at that time.

   Section 3.6 Liability of General Partner to Limited Partners

   The General Partner shall not be liable, responsible or accountable in damages or otherwise to any Limited Partner for any act performed by it within the scope of the authority conferred on it by this Agreement, except for acts of malfeasance or gross negligence.

   Section 3.7 Indemnification

   The Partnership shall indemnify and save harmless the General Partner against any claims or liability incurred by it provided that the acts or omissions giving rise to such claims or liabilities were performed in good faith in the belief that it was acting within the scope of its authority under this Agreement. Nothing contained in this paragraph shall be construed as imposing any liability on any Limited Partner.

                                   ARTICLE IV

   Section 4.1 Term and Dissolution

   The Partnership shall continue in full force and effect until December 31, 2036 (or as otherwise provided by law), except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

   (a) o or other disposition of all or substantially all the assets of the Partnership; or

   (b) The death, insanity, bankruptcy or retirement of a General Partner if no General Partner remains or none of the remaining General Partners (if any) elects to continue the Partnership; or

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   (c) The election to dissolve the Partnership made in writing by the Partners whose total percentage of Partnership interests represent at least 79.2% of the percentage interests of all of the Partners.

   The term of the Partnership may not be extended without the prior written approval of all Partners.

                                   ARTICLE V

                  Transferability of Limited Partner Interests

   Section 5.1 Withdrawal or Retirement

   No Class A or Class B Limited Partner may withdraw or retire from the Partnership, or receive a return of his or its contributions, without the consent of the General Partner; provided, however, that a Class B limited partnership interest which is held by a family trust as permitted by Section
5.2 shall not be bound by this provision.

   Section 5.2 Assignability by Limited Partners.

   (a) No Class A or Class B Limited Partner may assign or dispose of his or its interest without first (i) offering the Partnership an opportunity to purchase such interest upon the identical terms to be offered to any other proposed assignor, purchaser or other transferee, and (ii) obtaining the prior written consent of the General Partner, except that any Limited Partner may transfer or dispose of all or any part of his Partnership Interest during his lifetime for value or as a gift or by inter vivos trust, or, otherwise, to or for the benefit of his immediate family "Immediate family" is hereby defined to mean such Partner's spouse, children, grandchildren, sisters, brothers, father, mother, father-in-law or mother-in-law The transferee of such a Partnership interest, including a beneficial holder for a transferee, shall hold the interest as a Class B Limited Partner subject to all of the terms and provisions of this Agreement. Notwithstanding the first sentence, this subsection 5.2(a), a Class B Limited Partner which is a family trust may sell, assign, or transfer his or its interest without restriction, provided that the transferee shall be bound by all the terms and conditions of this Agreement, including any amendment hereto.

   (b) Notwithstanding Paragraph (a), an individual Class A or Class B Limited Partner may, by written instrument, designate any person (including a corporate trustee) to become the assignee of all of his interest as a Limited

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Partner, immediately upon his death. Such an assignee if he shall then be living, shall become a Substitute Class A or Class B Limited Partner immediately upon the assignor's death without requirement of any action on the part of the legal representative of the assignor Partner; and such legal representative and the estate of such deceased Partner shall have no interest whatsoever in the Partnership; provided, however, that the estate of the deceased Partner shall remain liable for the liabilities of the deceased Partner to the Partnership. Any such designation must be filed with the General Partner during such Partner's lifetime. Such designation may be revoked from time to time and a new such desiqnation made and filed with the General Partner. The Partnership need not recognize such designated assignee as a Substitute Class A or Class B Limited Partner until (i) duly notified in writing of the death of the assignor Partner and (ii) furnished with a legal opinion acceptable to the General Partner to the effect that such designation is valid under the applicable laws of testate and intestate succession

   Section 5.3 Amended Agreement and Certificate

   Any transfer or change of any Partner's interest in the Partnership must be reflected in an appropriate amendment to the Partnership Agreement and Certificate of Limited Partnership.

                                   ARTICLE VI

                    Allocations and Distributions to Partners

   Section 6.1 Allocation of Net Income and Net Losses and Cash Distributions from Normal Operations

   (a) For purposes of this Agreement, the "net income" and "net losses" shall mean the taxable income and losses as determined in accordance with the accounting methods followed by the Partnership for Federal income tax purposes but before deducting any allowance for depreciation or "recovery", of the cost of the property and assets of the Partnership. Net income or net losses shall not include any gain or loss realised by the Partnership from a "Capital Transaction" as defined in Section 6.3.

   (b) For purposes of this Agreement and federal and state income tax purposes, all net Income and net losses of the Partnership for each calendar year or fraction of a calendar year shall be allocated and credited or charged as the case may be, as follows:

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    (1) One hundred percent (100%) of an amount of net income up to the sum of
(A) the amount by which all mortgages on the Project and any other indebtedness of the Partnership have been amortized (i.e. principal repaid) during 1987 (other than repayments thereof out of the proceeds from a Capital Transaction) and (B) the amount credited to any replacement or reserve account during 1987 shall be specially allocated to MNC Associates `87 until such time as it has been allocated an amount equal to the amount it would have been allocated had it been admitted as a holder of a two and one-half percent (2 1/2%) Class A Limited Partnership Interest as of January, 1987, and the remainder shall be allocated and credited to the capital accounts of the General Partner and other Class A Limited Partners in proportion to their respective Partnership Interests. For 1988 and each subsequent year, an amount of net income up to the sum of (A) the amount by which all mortgages on the Project and any other indebtedness of the Partnership have been amortized
(i.e. principal repaid) during each year (other than repayments thereof out of the proceeds from a Capital Transaction) and (B) the amount credited to any replacement or reserve account during each year shall be allocated and credited to the capital accounts of the General Partner and Class A Limited Partners.

    (2) One hundred percent (100%) of the balance of the net income for 1987 shall be specially allocated to MNC Associates `87 until such time as it has been allocated an amount of the balance of net income equal to the amount it would have been allocated had it been admitted as a holder of a two and one-half percent (2 1/2%) Class A Limited Partnership Interest as of January, 1987, and the remainder of the balance of net income for 1987 shall be allocated to the other Partners in proportion to their respective Partnership Interests. For 1988 and each subsequent year, the balance of the net income for each year shall be allocated and credited to the capital accounts of all of the Partners.

    (3) One hundred percent (100%) of all net losses incurred for l987 shall be specially allocated to MNC Associates `87 until such time as it has been allocated an amount equal to the amount it would have been allocated had it been admitted as a holder of a two and one-half percent (2 1/2%) Class A Limited Partnership Interest as of January, 1987 and the remainder of net losses for 1987 shall be allocated to the other Partners in proportion to their respective Partnership Interests. For 1988 and each subsequent year, net losses for any year shall be allocated and charged to the capital accounts of all the Partners.

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    (4) One hundred percent (100%) of the amount of the depreciation or
"recovery" of the costs of all Partnership property and assets incurred for 1987 shall be specially allocated to MNC Associates `87 until such time as it has been allocated an amount - equal to the amount it would have been allocated had it been admitted as a holder of a two and one-half percent
(2 1/2%) Class A Limited Partnership Interest as of January, 1987, and the remainder of the amount of the depreciation or "recovery" of the costs of all Partnership property and assets for 1987 shall be allocated to the General Partner and other Class A Limited Partners in proportion to their respective Partnership Interests. For 1988 and each subsequent year, the amount of the depreciation or "recovery" of the costs of all Partnership property and assets shall be charged to the capital accounts of the General Partner and Class A Limited Partners.

   (c) For all purposes of this Agreement, except as otherwise provided in Sections (b)(l), (2), (3) and (4) above, the amount of any item to be credited or charged to the capital accounts of, or the amount of any item to be distributed to, the General Partners or any class of Limited Partners or all of the Partners, or any grouping of Partners as the case may be, shall be credited, charged or distributed, as the case may be, in proportion to the respective Partnership Interests of such Partners, as shown on Schedule I.

   (d) For the purposes of this Agreement, except as otherwise provided in Sections (b)(l), (2), (3) and (4) above, in the event of the transfer of all or any part of a Partnership Interest (in accordance with the provisions of this Agreement) at any time other than the end of a Partnership accounting year, the distributive share of the net income and net losses and depreciation of the Partnership in respect of the Partnership interest so transferred shall be allocated between the transferor and the transferee in the same ratio as the number of days in such Partnership accounting year before and after such transfer, except that the provisions of this sentence shall not be applicable to a gain or loss arising from a Capital Transaction. Gain or loss from any such Capital Transaction shall be allocated on the basis of Partnership interests on the date the gain is realized or the loss incurred, as the case may be.

   Section 6.2 Distribution of Net Cash Flow

   (a) For all purposes of this Agreement, the term "Net Cash Flow" for any calendar year or fraction of a calendar year, shall mean the excess, if any, of (1) the sum of (A) the net income of the Partnership for such calendar year

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or Fraction thereof, plus (B) any funds previously set aside as reserves by the General Partner to the extent that it no longer reasonably regards such reserves as necessary in the efficient control of the Partnership business, over (2) the sum of (A) all amounts payable in such calendar year or fraction thereof on account of the amortization (i.e. principal payments) of any debts of the Partnership (including, without limitation loans secured by mortgages on the Project) other than repayments out of the proceeds of any Capital Transaction (as defined in Section 6.3), plus (B) the amount of any funds set aside as reserves or used for capital expenditures by the General Partner plus
(C) any other cash expenditures which have not been deducted in determining net income of the Partnership.

   (b) Net Cash Flow shall not include the net proceeds from any Capital Transaction.

   (c) The Net Cash Flow of the Partnership for each calendar year or fraction thereof shall be distributed to the Partners in proportion to their respective Partnership Interests as shown on Schedule I.

   Section 6.3 Distribution of Proceeds from a Capital Transaction

   Except as may be required by Section 6.6, the net proceeds resulting from the refinancing, sale, exchange, condemnation, casualty, or other disposition of any of the Partnership's assets or property (a "Capital Transaction") shall be distributed and applied in the following order of priority;

   (a) to the payment of debts and liabilities of the Partnership (including all expenses of the Partnership incident to any such sale or refinancing of the Partnership assets being sold or refinanced) other than loans, or other debts and liabilities of the Partnership to Partners;

   (b) to the setting up of any reserves which the General Partner, or the liquidator if the Partnership is being dissolved deemed reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

   (c) to the repayment, of, any unrepaid loans theretofore made by the Partners to the Partnership and to the payment of any unpaid amounts owing to the General Partner under this Agreement;

   (d) to the Partners in the aggregate amount of their Capital Contributions reduced by all prior distributions made to them pursuant to this paragraph
(d); and

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   (e) the remainder of such proceeds, to the Partners in proportion to their respective Partnership Interests, as shown on Schedule I.

   Section 6.4 Allocation of Gains and Losses from a Capital Transaction. All gains and losses from a Capital Transaction shall be allocated in the following manner:

   A. All gains shall be allocated as follows:

    (i) First, gains shall be allocated among the Partners with negative balances in their Capital Accounts in proportion to such balances until the Capital Account of each Partner is increased to zero;

    (ii) Second, to each Partner who has received or will receive a distribution out of the proceeds of such Capital Transaction pursuant to
Section 6.3(d), an amount of gain equal to the excess of the distribution over the positive balances in the Capital Accounts of the Partners (determined after the allocation in this Section 6.4A(i), in proportion to the respective amounts of such excess; and

    (iii) Third, gain in excess of amounts allocated under subsections (i) and
(ii) above shall be allocated to the Partners in accordance with their Partnership Interests as set forth on Schedule I.

   B. All losses shall be allocated as follows:

    (i) First, an amount of loss equal to the amount by which the aggregate amount of the Capital Accounts for all Partners exceeds the total capital contributions of all Partners shall be allocated in the ratio that each Partner's individual excess balance in his Capital Account bears to the aggregate excess balances of all Partners;

    (ii) Second, the remainder of the loss shall be allocated among the Partners with positive Capital Accounts, after giving effect to allocations under Section 6.4B (i), by allocating an amount of loss to each such Partner which bears the same ratio to the total loss to be allocated under this
Section 6.4B (ii) as the positive Capital Account of such Partner bears to the sum of the positive Capital Accounts of all Partners; and

    (iii) Third, the amount of loss that remains after the allocations under the preceding subsections (1) and (ii) shall be allocated to the Partners in accordance with their respective Partnership Interests as set forth on
Schedule I.

   C. Any portion of the gains treated as ordinary income for Federal income tax purposes under Sections 1245 or 1250 of the Code ("Recapture Amount") shall be allocated among the General Partner and Class A Limited Partners in proportion to their respective Partnership Interests.

   Section 6.5 Capital Accounts

   A. A separate Capital Account shall be maintained and adjusted for each Partner. There shall be credited to each Partner's Capital Account the amount of his Capital Contribution and such Partner's distributive share of the profits for tax purposes of the Partnership; and there shall be charged against each Partner's Capital Account the amount of all net cash flow distributed to such Partner, the net proceeds resulting from the liquidation of the Partnership's assets or from any sale or refinancing of a Project distributed to such Partner, and such Partner's distributive share of the losses for tax purposes of the Partnership. Otherwise, each Partner's Capital Account shall be determined, maintained and adjusted in accordance with the Treasury Regulations issued pursuant to Section 704(b) of the Code, and, in particular, the capital account provisions of Treasury Regulation ss.l.704-l(b)(2)(iv). In the event of any transfer of an interest in the Partnership, the transferee' shall succeed to the capital account of the transferor in respect of the interest transferred.

   B. In the event that a Partner's Interest in the Partnership is liquidated within the meaning of Treasury Regulation ss.l.704(b)(2)(ii)(g) and if, following the liquidation, such Partner has a deficit balance in its Capital Account after giving effect to all Capital Account adjustments through the Partnership's taxable year in which, such liquidation occurs (other than adjustments made pursuant to this Section 6.5.B), then such Partner shall be unconditionally obligated to contribute to the capital of the Partnership, by the end of the Partnership's taxable year during which such liquidation occurs or, if later, within ninety (90) days after the date of liquidation, an amount equal to the deficit balance in his Capital Account, which amount shall be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances and the provisions of Section 6.6 of this Agreement.

   Section 6.6 Liquidation Proceeds

   It is the intent of the Partners that, upon liquidation of the Partnership, any liquidation proceeds available for distribution to the Partners be distributed in accordance with the Partner's respective Capital Account balances and the Partners believe that distributions under Section 6.3 will effectuate such intent.

   Section 6.7 Political Contributions

   All political contributions made by the Partnership shall be deemed to be made solely from the individual Limited Partners. No benefit is intended to inure in any way to the General Partner or any related trust. Further, the benefits of political deductions shall be allocated ratably for all Limited Partners regardless of their respective ownership.

                                  ARTICLE VII

               Books and Records; Accounting, Tax Elections, etc.

   Section 7.1 Books and Records

   The books and records of the Partnership shall be maintained by the General Partner and shall be available for examination by any Partner, or his duly authorized representatives, during regular business hours. The Partnership may provide such financial or other statements to the Partners as the General Partner in its discretion deems advisable.

   Section 7.2 Bank Accounts

   The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made on such signature(s) as the General Partner may determine.

   Section 7.3 Tax Returns: Elections

   As soon as practicable after the end of each calendar year, the General Partner shall mail to each Partner sufficient information with respect to the Partnership necessary for the preparation of such Partner's Federal income tax return.

   Section 7.4 Fiscal Year: Method of Accounting.

   The determination of the fiscal year and the method of accounting to be used in keeping the books of the Partnership shall be made by the General Partner.

                                  ARTICLE VIII

                               General Provisions

   Section 8.1 Notices

   Any and all notices called for under this Agreement shall be deemed adequately given only if in writing and delivered in person, or sent by registered or certified mail, postage prepaid, to the party or parties for whom such notices are intended.

   All such notices sent by registered or certified mail, in order to be effective, shall be addressed to the following addresses, or such other address as may be indicated by each Partner:

Name                                               Address
Meridian Nursing Centers, Inc.                     21 West Road
                                                   Towson, Maryland 21204

Michael J. Batza, Jr.                              520 East Seminary Avenue
                                                   Towson, Maryland , 21204

Edward A. Burchell                                 3808 Duddington Way
                                                   Phoenix, Maryland 21131

Earl L. Linehan                                    1006 Winding Way
                                                   Baltimore, Maryland 21210

Roger C. Lipitz                                    3607 Anton Farms Road
                                                   Baltimore, Maryland 21208

Arnold I. Richman                                  6800 Wlestbrook Road
                                                   Baltimore, Maryland 21215

MNC Associates                                     21 West Road,
  Limited Partnership                              Towson, Maryland 21204.

Stanard T. Klinefelter                             36 South Charles Street
                                                   Baltimore, Maryland 21201

Any other'Trustee                                  c/o Stanard T. Klinefelter
                                                   36 South Charles Street
                                                   Baltimore, Maryland 21201

   Section 8.2 Binding Provisions

   The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, suceessors and assigns of the respective parties hereto.

   Section 8.3 Separability of Provisions

   Each provision of this Agreement shall be considered separable and if for any reasons any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provisions of this Agreement.

   Section 8.4 Paragraph Titles

   Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

   Section 8.5 Amendments

   This Agreement may be amended in any respect only by the unanimous written consent of the Partners.

   Section 8.6 Resident Agent

   The Resident agent shall be Meridian Inc., 21 West Road, Towson, Maryland 21204.

   WITNESS the execution hereof under seal as of the day and year first above written.

GENERAL PARTNER:                             CLASS A LIMITED PARTNERS
MERIDIAN NURSING CENTERS, INC.

By: /s/ Arnold I. Richman                    /s/ Michael J. Batza, Jr.
    --------------------------------         -----------------------------------
    Arnold I. Richman                        Michael J. Batza, Jr.
    Chairman
                                             /s/ Edward A. Burchell
                                             -----------------------------------
                                             Edward A. Burchell

                                             /s/ Earl L. Linehan
                                             -----------------------------------
                                             Earl L. Linehan

                                             /s/ Roger C. Lipitz
                                             -----------------------------------
                                             Roger C. Lipitz

                                             /s/ Arnold I. Richman
                                             -----------------------------------
                                             Arnold I. Richman

                                             MNC Associates '87
                                             Limited Partnership

                                             By: Meridian Nursing Centers,
                                                 Inc., General Partner

                                             By: /s/ Arnold I. Richman
                                             ----------------------------------
                                                 Arnold I. Richman
                                                 Chairman


                                             CLASS B LIMITED PARTNERS:
                                             By: /s/ Edward A. Burchell
                                             -----------------------------------
                                             Edward A. Burchell

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated June 11, 1986
                                             f/b/o Batza Children

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated June 4, 1986
                                             f/b/o Burchell Children

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated November 21, 1986
                                             f/b/o Linehan Children

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated December 19, 1985
                                             f/b/o Lipitz Children

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated August 1, 1986
                                             f/b/o Richman Children

                     MILLVILLE MERIDIAN LIMITED PARTNERSHIP

                                   SCHEDULE I

                                                                                          Capital               Partnership
Partner                                                    Status                      Contributions             Interests
Meridian Nursing                           General Partner                                 $100                    1.00%
 Centers, Inc.
Michael J. Batza, Jr.                      Class A Limited Partner                         $ 50                    9.40%
Edward A. Burchell                         Class A Limited Partner                         $ 50                    9.40%
Earl L. Linehan                            Class A Limited Partner                         $ 50                    9.40%
Roger C. Lipitz                            Class A Limited Partner                         $ 50                    9.40%
Arnold I. Richman                          Class A Limited Partner                         $ 50                    9.40%
MNC Associates `87                         Class A Limited Partner                         $ 50                    2.50%
 Limited Partnership
Edward A. Burchell                         Class B Limited Partner                         $ 10                    1.98%
Stanard T. Klinefelter                     Class B Limited Partner                         $ 10                    9.9%
and Patricia K. Batza,
Trustees f/b/o
Batza Children
Stanard T. Klinefelter                     Class B Limited Partner                         $ 10                    7.92%
and Rosemary L. Burchell,
Trustees f/b/o
Burchell Children
Stanard T. Klinefelter                     Class B Limited Partner                         $ 10                    9.9%
and Darielle Linehan,,
Trustees f/b/o
Linehan Children
Stanard T. Klinefelter                     Class B Limited Partner                         $ 10                    9.9%
and Brenda B. Lipitz,
Trustees f/b/o
Lipitz Children
Stanard T. Klinefelter                     Class B Limited Partner                         $ 10                    9.9%
and Alison L. Richman,,
Trustees f/b/o
Richman Children
                                                           TOTAL                           $460.                  100.00


GCC:5/9/88
0343j

                                                                11/30/93   2:40

                     MILLVILLE MERIDIAN LIMITED PARTNERSHIP

                             FIRST AMENDMENT TO THE
                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      AND
                       CERTIFICATE OF LIMITED PARTNERSHIP

   THIS FIRST AMENDMENT to thc Third Amended and Restatcd Limited Partnership Agreement and Certificate of Limited Partnership is entered into effective as on this __ day of November 1993 by and among the undersigned persons designated as General Partners and Limited Partners, respectively.

                               WITNESSETH THAT:

   WHEREAS, Millville Meridian Limited Partnership a Maryland limited partnership (thereinafter referred to as the "Partnership"), was formed pursuant to a partnership agreement effective as of August 21. 1984, the certificate and agreement of which were recorded with the Maryland State Department of Assessments and Taxation on September 13, 1984 at Liber F2669. folio 2738 (thereinafter referred to as the "Partnership Agreement'); and

   WHEREAS, the Partnership Agreement was amended pursuant to a First Amendment to the Limited Partnership Agreement and Certificate of Limited Partnership recorded with the Maryland State Department of Assessments and Taxation on January 30, 1986 at Liber F2785, folio 2593; and

   WHEREAS, pursuant to a Second Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership recorded with the Maryland State Department of Assessments and Taxation on March 27, 1987, at Liber F2904, folio 0799, certain trustees were admitted as holders of Class B Limited Partnership Interests; and

   WHEREAS, pursuant to a First Amendment to the Second Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership effective as of November 13, 1987 and recorded with the Maryland State Department of Assessments and Taxation on December 21, 1987. Meridian Nursing Centers, Inc. was admitted to the Partnership as a Class A Limited Partner; and

   WHEREAS, pursuant to a Second Amendment to the Second Amended and Restated Limited Partnership Agreement effective as of November 13, 1987, and recorded with the Maryland State Department of Asessments and Taxation on December 21, 1987. Meridian Nursing Centers. Inc. withdrew from the Partnership as a Class A Limited Partner, and MNC Associates '87 Limited Partnership ("MNC Associates") was admitted as a holder of a Class A Limited Partnership Interest and certain tax allocations were modified; and

   WHEREAS, pursuant to a Third Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership effective as of January 1, 1988 and recorded with the Department on June 8, 1988 at Liber F3032, folio 01285, the Partnership Agreement was amended to reflect certain changes to the Partnership Agreement: and

   WHEREAS, Meridian Associates `87 Limited Partnership assigned its 2.5% limited partnership interest to Meridian Inc. ("MI") pursuant to an Assignment of Partnership Interests effective as of October 31, 1993; and

   WHEREAS, pursuant to a subsequent Assignment of Partnership Interests, the remaining limited partners assigned all of their partnership interests to MI; and

   WHEREAS, the parties to the Partnership Agreement desire to amend the Partnership Agreement to reflect changes in the composition and partnership interests of the Partnership and to correct the Partnership Agreement to reflect the understanding of the parties.

   NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1. Each of the undersigned limited partners has transferred and assigned, or caused the transfer and assignment of, their Partnership Interests to MI.

   2. Schedule I of the Partnership Agreement is amended to read as follows:


                     MILLVILLE MERIDIAN LIMITED PARTNERSHIP

                                   SCHEDULE I

                                                                                 Capital                Partnership
Partner                                              Status                   Contributions              Interests
Meridian Healthcare, Inc.            General Partner                              $100                     1.00%
Meridian Inc.                        Class A Limited Partner                      $350                     49.5%
Meridian Inc.                        Class B Limited Partner                      $ 60                     49.5%


   3. The Partnership Agreement is otherwise ratified and confirmed in all other respects. If there are any conflicts between the terms of the Partnership Agreement and this Amendment, then and in such event this Amendment shall control.

   4. This instrument may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

   IN WITNESS WHEREOF, the undersigned persons have executed this Agreement as of the date and year first written above.

GENERAL PARTNER:                          CLASS A LIMITED PARTNERS
MERIDIAN HEALTHCARE, INC.

By:  [graphic omitted]                       /s/ Michael J. Batza, Jr.
    --------------------------------         -----------------------------------
                                             Michael J. Batza, Jr.

                                             /s/ Edward A. Burchell
                                             -----------------------------------
                                             Edward A. Burchell

                                             /s/ Earl L. Linehan
                                             -----------------------------------
                                             Earl L. Linehan

                                             /s/ Roger C. Lipitz
                                             -----------------------------------
                                             Roger C. Lipitz

                                             /s/ Arnold I. Richman
                                             -----------------------------------
                                             Arnold I. Richman

                                             MNC ASSOCIATES '87
                                             LIMITED PARTNERSHIP

                                             By: Meridian Healthcare, Inc.,
                                                 General Partner

                                             By:     [graphic omitted]
                                             ----------------------------------

                                             CLASS B LIMITED PARTNERS:

                                             By: /s/ Edward A. Burchell
                                             -----------------------------------
                                             Edward A. Burchell

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated June 11, 1986
                                             f/b/o Batza Children

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated June 4, 1986
                                             f/b/o Burchell Children

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated November 21,
                                             f/b/o Linehan Children

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated November 4, 1986
                                             f/b/o Lipitz Children

                                             By: /s/ Stanard T. Klinefelter
                                             -----------------------------------
                                             Stanard T. Klinefelter,
                                             Trustee under a Trust
                                             Agreement dated August 1, 1986
                                             f/b/o Richman Children